    EXHIBIT 10.21

APEX HOLDCO L.P.

2019 EQUITY INCENTIVE PLAN

CLASS B UNIT AWARD AGREEMENT

THIS CLASS B UNIT AWARD AGREEMENT (the “Agreement”) is made as of [●] (the “Grant Date”) by Apex Holdco L.P., a Delaware limited partnership (the “Company”), and  [] (the “Participant”).

R E C I T A L S

A.The Company is governed by the Amended and Restated Agreement of Limited Partnership of Apex Holdco L.P., dated as of [●], 2019, as may be amended from time to time (the “LP Agreement”).  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the LP Agreement or in the Plan (defined below).

B.In consideration for the provisions of services to or for the benefit of the Company by the Participant, the Company hereby grants Class B Units to the Participant under the terms and provisions of this Agreement, the Apex Holdco L.P. 2019 Equity Incentive Plan (the “Plan”) and the LP Agreement.

C.The Company and the Participant desire to impose certain recoupment conditions with respect to the Class B Units granted to the Participant.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:

ARTICLE I.
GRANT OF CLASS B UNITS

1.1Grant.  Subject to the terms and conditions contained herein, in the Plan and in the LP Agreement, the Participant is granted [●] Class B Units of the Company effective as of the Grant Date, which shall be fully vested as of the Grant Date but subject to recoupment by the Company in accordance with Section 2.3 (the “Units”).

1.2Risks.  The Participant is aware of and understands the following:

(a)the Participant must bear the economic risk of an investment in the Class B Units for an indefinite period of time because, among other things, (i) the Class B Units have not been registered under the Securities Act, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Class B Units have not been registered under applicable state securities laws, and, therefore, cannot be sold unless they are registered under applicable state securities laws or

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an exemption from such registration is available, and (iii) there are substantial restrictions on the transferability of the Class B Units under this Agreement, the Plan, the LP Agreement and applicable law, and substantial restrictions on distributions from the Company;

(b)there is no established market for the Class B Units and no market (public or otherwise) for the Class B Units will develop in the foreseeable future; and

(c)the Participant has no rights to require that the Class B Units be registered under the Securities Act or the securities laws of any states and the Participant will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.

1.3Information.  The Participant is one of the following as indicated on the Accredited Investor Questionnaire in the form attached hereto as Exhibit A and provided by the Participant to the Company:

(a) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has (or, in the case of a trust, the trustee has) such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Class B Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Class B Units, or

(b) not an accredited investor, and has (or, in the case of a trust, the trustee has), by itself or through a “purchaser representative” within the meaning of Rule 501(i) under Regulation D of the Securities Act, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Class B Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Class B Units.

1.4Protective Section 83(b) Election.  Within thirty (30) days from the date hereof, the Participant shall execute and file with the Internal Revenue Service a protective election under Section 83(b) of the Code with respect to the grant of Class B Units described in this Agreement substantially in the form attached hereto as Exhibit B and the Participant shall provide the Company with a copy of such executed and filed election promptly thereafter.

ARTICLE II.

PROFITS INTERESTS; VESTING

2.1Profits Interests.  The Class B Units granted under this Agreement are intended to constitute “profits interests” as described in Section 3.06 of the LP Agreement and shall be subject to the terms and conditions thereof.

2.2Participation Threshold.  The Participation Threshold for each Class B Unit granted to the Participant pursuant to this Agreement is equal to $[_____], such amount being determined by the General Partner as of the Grant Date pursuant to the terms of the LP Agreement.

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2.3Vesting and Recoupment of Class B Units.  The Class B Units granted to the Participant hereunder shall be fully vested as of the Grant Date, but shall be subject to recoupment by the Company as provided in this Section 2.3:

(a)Regular Recoupment Schedule. Except as otherwise set forth in this Section 2.3, if the Participant’s Service with the Company and its Subsidiaries terminates prior to the fifth (5th) anniversary of the Grant Date, then the Company will be entitled to recoup the applicable portion of the Units that correspond to the actual date of such termination as set forth in the table below (the “Recoupment Schedule”):

Date of Termination of Service	Percentage of Units Subject to Recoupment
Prior to first anniversary of Grant Date	100%
On or after first anniversary of Grant Date and prior to second anniversary of Grant Date	80%
On or after second anniversary of Grant Date and prior to third anniversary of Grant Date	60%
On or after third anniversary of Grant Date and prior to fourth anniversary of Grant Date	40%
On or after fourth anniversary of Grant Date and prior to fifth anniversary of Grant Date	20%

(b)Reduced Role.  If the Participant ceases his Service as an employee of the Company or one of its Subsidiaries in his current capacity on or following the third (3rd) anniversary of the Grant Date, and agrees to thereafter continue providing services to the Company or one of its Subsidiaries in a reduced capacity (including, without limitation, as Executive Chairman or Non-Executive Chairman) on such terms and conditions as are agreed between the Participant and the Company (the “Reduced Role Service”), then the Participant’s Units shall continue to remain outstanding and vested and be subject to the Recoupment Schedule in accordance with Section 2.3(a) for such period as the Participant provides (or makes himself available to provide) the Reduced Role Service as if the Participant’s Service as an employee in his current capacity continued.

(c)Termination Without Cause; Good Reason.  If the Participant’s Service or Reduced Role Service is terminated prior to the fifth (5th) anniversary of the Grant Date by the Company without Cause or by the Participant for Good Reason, then the Units shall continue to remain outstanding and vested and shall no longer be subject to recoupment; provided, that, if the Participant commences the Reduced Role Service, then for purposes of this Section 2.3(c), any reference in the definition of Good Reason to the “Grant Date” shall be deemed to be a reference to the date of commencement of the Reduced Role Service.

(d)Death or Disability. If the Participant’s Service or Reduced Role Service terminates as a result of the Participant’s death or Disability prior to the fifth (5th) anniversary of the Grant Date, then in addition to the number of Units that are not subject to recoupment as of the

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date of such death or Disability, an additional number of Units equal to 20% of the total number of Units granted to the Participant shall no longer be subject to recoupment.

(e)Change of Control.  All Units shall continue to remain outstanding and vested and shall no longer be subject to recoupment effective immediately prior to and subject to the consummation of a Change of Control, subject to the Participant’s continued Service on such date.  For the avoidance of doubt, an initial public offering shall not be considered a Change of Control.

ARTICLE III.
FORFEITURE OF Class B UNITS; REDEMPTION Right

3.1Forfeiture of Class B Units.

(a)Class B Units Subject to Recoupment. Except as set forth in Section 2.3, upon a termination of Service of the Participant for any reason, all Class B Units that are subject to recoupment in accordance with the Recoupment Schedule as of such date of termination, shall immediately be forfeited and canceled in their entirety without any consideration.

(b)Class B Units Not Subject to Recoupment. Upon (i) a termination of Service for Cause, (ii) resignation by the Participant when grounds for Cause exist or (iii) if, following any termination of Service, the Participant commits a material breach of any of the provisions of Article VI, then all Class B Units outstanding as of such date shall immediately be forfeited and cancelled in their entirety without any consideration.

3.2Redemption Right and Transfer Restrictions. The Participant agrees and acknowledges that the Class B Units shall be subject to redemption by the Company or its designee under certain circumstances as set forth in Section 3.07 of the LP Agreement, and are subject to transfer restrictions under the LP Agreement.

ARTICLE IV.
LP agreement

4.1LP Agreement.  The Participant agrees and acknowledges that contemporaneously herewith, the Participant shall execute and become a party to and be bound by the terms and conditions of the LP Agreement pursuant to the Joinder Agreement in the form attached hereto as Exhibit C.

ARTICLE V.
Definitions

5.1Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

(a)“Cause” shall occur if the Participant: (i) is indicted by federal or state authorities in respect of any crime that involves, in the good faith judgment of the General Partner, theft, dishonesty or breach of trust, (ii) is convicted of a felony, (iii) commits any act or omission

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that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, (iv) deliberately and repeatedly refuses to perform the customary employment duties reasonably related to the Participant’s position (other than as a result of vacation, sickness, illness or injury), (v) in the good faith judgment of the General Partner, commits fraud or embezzlement of the property or assets of the Company or any of its Subsidiaries and Affiliates, (vi) commits misconduct or malfeasance (intentional or reckless wrongdoing with or without malicious or tortious intent) that may, in the good faith judgment of the General Partner, have a material adverse effect on the Company or any of its Subsidiaries and Affiliates; or (vii) breaches or violates any provision of the Participant’s employment agreement; provided, that, in no event shall any event or condition set forth in this Section 5.1(a) constitute “Cause” unless (1) the Participant is provided with written notice of the occurrence of the applicable event or condition within sixty (60) days following the initial occurrence thereof, and (2) the event or condition is not materially cured within thirty (30) days after the date on which such notice is provided.

(b)“Disability” shall occur if the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

(c)“Good Reason” shall mean the occurrence of any of the following without the Participant’s written consent: (i) the assignment to the Participant of duties or responsibilities that results in a material diminution in the Participant’s authority, duties or responsibilities with Vericity as in effect as of the Grant Date; (ii) any decrease in the Participant’s base salary with Vericity as in effect as of the Grant Date (or as increased thereafter); (iii) a change in the Participant’s principal place of employment with Vericity of more than 30 miles from the principal place of employment as of the Grant Date; or (iv) a material breach by the Company or any of its Subsidiaries and Affiliates of this Agreement or the Employment Agreement; provided, that, in no event shall any event or condition set forth in this Section 5.1(c) constitute “Good Reason” unless (1) the Participant provides written notice to the Company of the occurrence of the applicable event or condition within sixty (60) days following the initial occurrence thereof, (2) the event or condition is not materially cured within thirty (30) days after the date on which such notice is provided  and (3) the Participant terminates employment with Vericity within ten (10) days after the expiration of such thirty (30) day cure period.

(d)“Service” shall mean the Participant’s service as an employee or consultant with the Company or any of its Subsidiaries.

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ARTICLE VI.

RESTRICTIVE COVENANTS

6.1Restrictive Covenants. In consideration for the Class B Units granted to the Participant by the Company under this Agreement and for the Participant’s access to and receipt of the confidential information and trade secrets described herein, the Participant agrees to be bound by the following covenants:

(a)Confidential Information and Trade Secrets. The Participant agrees that during the course of employment with Vericity, the Participant has and will come into contact with and have access to various forms of Confidential Information and Trade Secrets, which are the property of Vericity.  This information relates both to Vericity, its customers, vendors and its employees.  For purposes of this Agreement, the term “Confidential Information and Trade Secrets” means all information not generally known to the public that the Participant acquires or learns of during the course of the Participant’s employment with Vericity that relates to:  (i) information with respect to costs, commissions, expirations, fees, profits, sales, markets, products and product formulae, mailing lists, strategies and plans for future business, new business, product or other development, new and innovative product ideas, potential acquisitions or divestitures, and new marketing ideas; (ii) product formulations, algorithms, system designs, site maps, information processing methodologies, software, software coding methodologies, website functionality, information security processes, business methods, procedures, devices, machines, equipment, data processing programs, software computer models, research projects, system customizations, program implementation plans, and other information and means used by Vericity in the conduct of its business; (iii) the identity of Vericity’s customers and product end users, their names and addresses, the names of representatives of Vericity’s customers responsible for entering into contracts with Vericity, the amounts paid by such customers to Vericity, specific customer needs and requirements, and leads and referrals to prospective customers; and (iv) the identity and number of Vericity’s employees, their salaries, bonuses, benefits, qualifications and abilities; all of which information the Participant acknowledges and agrees has been developed, compiled or acquired by Vericity at its great effort and expense.  Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files.

(b)Secrecy of Confidential Information and Trade Secrets Essential.  The Participant acknowledges and agrees that Vericity is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by Vericity over a considerable period of time and at its great effort and expense. The Participant further acknowledges and agrees that any disclosure, divulging, revelation or use of any of the Confidential Information and Trade Secrets, other than in connection with Vericity’s business or as specifically authorized by Vericity, will be highly detrimental to Vericity, and that serious loss of business and pecuniary damage may result therefrom.

(c)Non-Disclosure of Confidential Information. The Participant agrees, except as specifically required in the performance of the Participant’s duties on behalf of Vericity, the Participant will not, while associated with Vericity and for so long thereafter as the pertinent information or documentation remains confidential, directly or indirectly use, disclose or

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disseminate to any other person, organization or entity or otherwise use any of Vericity’s Confidential Information and Trade Secrets; further the Participant agrees to maintain Vericity’s Confidential Information and Trade Secrets in strict confidence and to use all commercially reasonable efforts to not allow any unauthorized access to, or disclosure of, Vericity’s Confidential Information and Trade Secrets.  Notwithstanding the foregoing, pursuant to the federal Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that: (i) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(d)Return of Material. The Participant further agrees to deliver to Vericity, immediately upon resignation or separation from Vericity or at any other time Vericity so requests to return any of the following that may be in the Participant’s possession or under the Participant’s control: (i) any and all documents, files, notes, memoranda, databases, computer files and/or other computer programs reflecting any Confidential Information and Trade Secrets whatsoever, or otherwise relating to Vericity’s business; (ii) lists of Vericity’s customers or leads or referrals to prospective customers; (iii) any computer equipment, home office equipment, automobile or other business equipment belonging to Vericity which the Participant may then possess or have under the Participant’s control; and (iv) all product formulations, algorithms, system designs, site maps, information processing methodologies, software, software coding methodologies, website functionality, information security processes, business methods, procedures, devices, machines, equipment, data processing programs, software computer models, research projects, system customizations, program implementation plans and other information and means used by Vericity in the conduct of its business.

(e)No Competitive Activity.  The Participant acknowledges and agrees that Vericity is engaged in a highly competitive business and that by virtue of the Participant’s position and responsibilities with Vericity and the Participant’s access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with Vericity will cause Vericity great and irreparable harm.  Therefore, the Participant covenants and agrees that the Participant shall not, within the Territory, at all times (i) during the Participant’s period of employment with Vericity and (ii) during the period beginning on the date of termination of the Participant’s employment (whether such termination is voluntary or involuntary, for Cause or without Cause, or otherwise) and ending twelve (12) months thereafter (the “Restricted Period”), (1) directly or indirectly, engage in, assist, or have any active interest or involvement, whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever, in any person, firm, or business entity which engages in a Competitive Business, or any person, firm, or business entity which is planning to engage in a Competitive Business; or (2) be employed in a managerial or executive capacity by any person, firm, or business entity which engages in a Competitive Business or any person, firm, or business entity which is planning to engage in a Competitive Business.  For purposes of this Agreement, (x) “Competitive Business” means any business or other endeavor which engages in a business competitive with the Company, or any person, firm or business entity which is planning to engage in a business competitive with

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the Company  and (y) “Territory” means the United States.  Notwithstanding the foregoing, in the event of either (1) a termination by Vericity without Cause or (2) a termination by the Participant for Good Reason, “Competitive Business” shall mean any business or other endeavor that provides or engages in non-medically underwritten life insurance products or sales of life insurance products via a call center model.

(f)Non-Solicitation of Employees.  The Participant acknowledges and agrees that solely as a result of employment with Vericity, the Participant has and will come into contact with and acquire confidential information regarding some, most, or all of Vericity’s employees.  Therefore, the Participant covenants and agrees that at all times during the Restricted Period, the Participant shall not, either on the Participant’s own account or on behalf of any person, firm, or business entity, recruit, solicit, interfere with, or endeavor to cause any employee of Vericity with whom the Participant came into contact or about whom the Participant obtained confidential information, to leave his or her employment with Vericity, or to work in a capacity that is competitive with Vericity, or to work in a capacity that is similar to the capacity in which the employee was employed by Vericity.

(g)Non-Disparagement.  The Participant covenants and agrees that at all times following the termination of the Participant’s employment with Vericity for any reason, the Participant shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame (collectively, “Disparage”) Vericity, its products or services, or any of its officers, directors, employees, or agents; nor shall the Participant assist any other person, firm or entity in so doing.  The Company shall not, and shall instruct its officers and the officers of its Subsidiaries not to, Disparage the Participant at any time following the termination of the Participant’s employment with Vericity for any reason.

6.2Specific Performance. The Participant acknowledges and agrees that irreparable injury to the Company or an Affiliate may result if the Participant breaches any covenant of the Participant contained herein and that the remedy at law for the breach of any such covenant will be inadequate.  Accordingly, if the Participant engages in any act in violation of the provisions of Section 6.1, the Company or an Affiliate shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

7.1Termination and Amendment of the Agreement.  This Agreement shall be terminated only with the prior written consent of the Company (with the approval of the General Partner) and the Participant; provided, that Article VI (Restrictive Covenants) and this Article VII (Miscellaneous Provisions) shall survive any termination of this Agreement.  This Agreement may be amended, and compliance with any term hereof may be waived, only with the prior written consent of the Company (with the written approval of the General Partner) and the Participant.

7.2Termination of Status as Participant.  From and after the date that the Participant ceases to own any Class B Units, he or she shall cease to be a Participant for the purposes of this

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Agreement and all rights he may have hereunder shall terminate, except for any rights with respect to matters contemplated hereby after such date and except for breaches occurring prior to such time.  For the purposes of the preceding sentence, the Participant shall be deemed to own all Class B Units owned by his or her Permitted Transferees.

7.3Notices.  All notices required hereunder shall be delivered to the following respective addresses:

(a)The Company:

Apex Holdco L.P.

c/o Apex Holdco GP LLC

c/o J.C. Flowers & Co. LLC

767 Fifth Avenue, 23rd Floor

New York, NY 10153

With copies (which shall not constitute notice) to:

Weil, Gotshal & Manges, LLP

767 Fifth Avenue

New York, NY 10153

Attention: Douglas P. Warner, Esq.

Facsimile: 212-310-8007

Email: doug.warner@weil.com

(b)the Participant, at the address of the Participant as specified below such Participant’s signature at the end of this Agreement

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Jon Hlafter

Joe Penko

Facsimile:  (212) 735-2000

Email:jon.hlafter@skadden.com

joseph.penko@skadden.com

Notices shall be in writing and shall be sent by facsimile or pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery.  Notices shall be effective, (i) if sent by facsimile, when transmitted, (ii) if sent by pdf e-mail, when transmitted, (iii) if by nationally recognized private courier, when deposited with the private courier, (iv) if mailed, when deposited in the mail, and (v) if personally delivered, the earlier of when delivery is made or first refused.  Any Person may change its address for the delivery of notices by written notice served in accordance with the provisions hereof.

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7.4Miscellaneous.  The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

7.5Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.  Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures.

7.6Entire Agreement.  This Agreement, the Plan and the LP Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.  No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to the Participant by any Person to induce him to enter into this Agreement other than the express terms set forth in this Agreement, the Plan and the LP Agreement, and the Participant is not relying upon any promises, statements, understandings, representations, or warranties with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Plan and the LP Agreement.  Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided in Section 7.1 or by an authorized representative or agent of each such party.  The Participant hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel or other advisor of his choice and has done so regarding his rights and obligations under this Agreement, that he is entering into this Agreement knowingly, voluntarily, and of his own free will, that he is relying on his own judgment in doing so, and that he fully understands the terms and conditions contained herein.

7.7Class B Units Subject to LP Agreement.  By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the LP Agreement and (ii) the Class B Units are subject to the LP Agreement, the terms and provisions of which are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms of this Agreement will govern and prevail.  In the event of a conflict between any term or provision contained herein and a term in the LP Agreement, the applicable terms and provisions of the LP Agreement will govern and prevail (except as expressly set forth herein). Neither the adoption of the Plan nor any award made thereunder shall restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms thereof.

7.8Tax Withholding.  The Participant may be required to pay to the Company or any of its Subsidiaries or Affiliates, and the Company and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under this Agreement or from any other amount owing to the Participant (subject to applicable law), the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of a Class B Unit or any payment or transfer under this Agreement and to take such other action as may be necessary in the opinion of the General Partner to satisfy all obligations for the payment of such taxes.

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7.9Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns (including Permitted Transferees to whom Units have been transferred, as applicable).

7.10Enforcement.  The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party.  The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

7.11Governing Law.  This Agreement, and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect, shall be governed by the laws of the State of Delaware (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

7.12Severability.  If any provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of this Agreement or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Agreement and any such award shall remain in full force and effect.

7.13No Contract of Service.  Neither this Agreement nor any award granted under this Agreement shall confer upon any Person any right to employment or other service or continuance of employment or other service by the Company or any of its Subsidiaries or Affiliates.  This Agreement does not constitute a contract of employment or impose on any Participant or the Company or any of its Subsidiaries or Affiliates any obligations to retain the Participant as an employee or other service provider of the Company or any of its Subsidiaries or Affiliates, to change the status of the Participant’s employment or service, or to change the Company or any of its Subsidiaries’ or Affiliates’ policies regarding termination of employment or service.

7.14Captions.  The article or section titles or captions contained in this Agreement are for convenience only and are not to be considered in the construction or interpretation of this Agreement or any provision thereof.

7.15No Third Party Rights.  Nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

7.16Rule of Construction.  The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The parties further agree that the rule of construction that a

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contract shall be construed against the drafter shall not be applied.  The word “including”, means “including, without limitation.”

7.17Units after Initial Public Offering.  For purposes of determining recoupment after an initial public offering, references to Units shall also be deemed to be references to the shares that the holder of such Units receives in respect of such Units in connection with the initial public offering.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APEX HOLDCO L.P.

By:
Name:
Its:

PARTICIPANT

Name:

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Exhibit A

Accredited Investor Questionnaire

The undersigned individual (the “Executive”) represents and warrants that it is not an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act (please initial the non-accredited investor election below):

The Executive is not an accredited investor.

The Executive represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), because he or she meets at least one of the following criteria (please initial each applicable item):

The Executive is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the Executive’s purchase, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

The Executive is a natural person who had an individual income in excess of $200,000 in each of the two most recent years (2016 and 2017) or joint income with the Executive’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2019); or

The Executive is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring units of  CC PS Parent LLC the receipt of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

The undersigned is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this questionnaire countersigned by each such equity owner if relying on this item).

*   *   *   *

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on the date set forth below.

Dated:  _____________

By: ________________________________

Name:

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Exhibit B

Form of Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _______________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: _________________________________________________________

TAXABLE YEAR: Calendar Year _____

2. The property which is the subject of this election is __________ Class B Units of Apex Holdco L.P. (“Company”).

3. The property was transferred to the undersigned on ______________________

4. The property is subject to the following restrictions: The Class B Units are subject to recoupment if the undersigned taxpayer does not remain employed through specified dates.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $0.

6. For the property transferred, the undersigned paid $0.

7. The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:  __________________________________

Taxpayer: ________________________________

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Exhibit C

Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (“New Member”), in accordance with the Amended and Restated Agreement of Limited Partnership of Apex Holdco L.P., dated as of [●], 2019 (as may be amended from time to time, the “LP Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the LP Agreement.

Concurrently herewith the Company is issuing Class B Units of the Company to the New Member.

New Member hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, New Member shall be deemed to be a party to the LP Agreement as of the date hereof, shall be considered a Class B Member, and shall have all of the rights and be subject to the obligations of a Class B Member as if it had executed the LP Agreement.  New Member hereby makes each of the representations and warranties set forth in Article XII of the LP Agreement as if such representations and warranties were expressly set forth in this Joinder Agreement.  New Member hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the LP Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provision thereof relating to conflicts of laws.

IN WITNESS WHEREOF, New Member has executed this Joinder Agreement as of the date written below.

Date: _____________

Name:

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